Exhibit a.2

CERTIFICATE OF NAME CHANGE AMENDMENT

DECLARATION OF TRUST

OF

NUVEEN MUNICIPAL HIGH YIELD & SPECIAL SITUATIONS FUND

The undersigned, being a majority of the Trustees of Nuveen Municipal High Yield & Special Situations Fund (the “Trust”), acting pursuant to the authority granted to the Trustees under Article XIII, Section 4(ii) of the Declaration of Trust made on the 22nd day of May 2019 by the Trustees thereunder (as amended from time to time, the “Declaration”), do hereby amend the Declaration, effective the 27th day of February, 2020, as follows:

1.    Section 1 of Article I of the Declaration is amended to read in its entirety as follows:

Section 1.    Name. This Trust shall be known as the “Nuveen Strategic Municipal Credit Fund,” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

All references to the name of the Trust in the Declaration are hereby amended accordingly.

2.    Except as amended hereby, the Declaration remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 27th day of February, 2020.

/s/ Jack B. Evans	/s/ William C. Hunter
Jack B. Evans	William C. Hunter,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Albin F. Moschner	/s/ John K. Nelson
Albin F. Moschner,	John K. Nelson,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Judith M. Stockdale	/s/ Carole E. Stone
Judith M. Stockdale,	Carole E. Stone,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Terence J. Toth	/s/ Margaret L. Wolff
Terence J. Toth,	Margaret L. Wolff,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Robert L. Young
Robert L. Young,
as Trustee
333 West Wacker Drive
Chicago, Illinois 60606

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